Exhibit 99.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 16, 2007 by and between Wells Advisory Services I, LLC, a Georgia limited liability company (“Pledgor”), Wells Real Estate Investment Trust, Inc., a Maryland corporation (“REIT”), WRT Acquisition Company, LLC, a Georgia limited liability company (“REIT Sub”), WGS Acquisition Company, LLC, a Georgia limited liability company (“REIT GS Sub” and, collectively with REIT, REIT Sub and the respective successors and assigns of REIT, REIT Sub and REIT GS Sub, “Secured Party”).

WHEREAS, Secured Party and Pledgor, among other parties, have entered into that certain Agreement and Plan of Merger, dated as of February 2, 2007 (as the same may be amended or modified in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Pledgor has agreed to indemnify the Secured Party on the terms and conditions set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Pledgor is required to execute and deliver this Agreement and to pledge and grant a continuing security interest in the Collateral (as defined herein) as additional security for the Secured Obligations (as defined herein);

WHEREAS, concurrent with the execution of this Agreement, the parties will enter into a Custodian Agreement with SunTrust Bank (the “Custodian”) pursuant to which the Custodian will act as custodian with respect to the Pledged Shares (as defined herein);

WHEREAS, all capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions

For the purposes of this Agreement:

(a) “Collateral” means (i) (A) during the period (the “Lock-Up Period”) of eighteen (18) months commencing on the date of this Agreement, an aggregate of 19,546,302 REIT Common Shares issued by the Secured Party to the Pledgor pursuant to the Merger Agreement (the “Pledged Shares”); provided, that, in the case of any spilt or combination of REIT Common Shares or other recapitalization, the Pledged Shares shall constitute the securities into which the previously-outstanding Pledged Shares are converted or otherwise changed, (B) during the period of six (6) months following the end of the Lock-Up Period (the “Follow-On Period”), the Follow-On Collateral, and (C) following the end of the Follow-On Period, the Remaining Collateral; (ii) except as provided in Section 3(a)(ii), any dividends or distributions, distributions in property or other distributions made on or with respect to any of the Pledged Shares constituting Collateral in clause (i)(A) above and, if applicable, any Follow-On Collateral in clause (i)(B) and/or any Remaining Collateral in clause (i)(C) above; (iii) any money or other property paid to Secured Party pursuant to Section 3(b); (iv) any Replacement Assurances, as defined in, and provided pursuant to, Section 4; (v) all new, substituted and/or additional shares or other securities issued upon conversion or exchange of or by reason of any stock dividend, reclassification, readjustment, stock split or other change declared or made with respect to the Collateral in clauses (i)—(iv) above, or any warrants or any other rights, options or securities issued in respect of such Collateral; and (vi) all proceeds of the foregoing. The Collateral shall not include the 22,339 REIT Common Shares issued to Wells Capital, Inc. pursuant to Section 2.12 of the Merger Agreement.

(b) “Event of Default” means (i) any failure by Pledgor to fully pay or perform one or more of its obligations pursuant to Sections 7.3 or 8.2 of the Merger Agreement (collectively, the “Secured Obligations”), as determined by at least a majority of all of REIT’s disinterested directors who are non-employee directors, regardless of whether Secured Party has exercised its rights under Sections 7.3 or 8.2 of the Merger Agreement except that, if the obligation is disputed in good faith by Pledgor by notice given to Secured Party before the close of business on the tenth Business Day after Pledgor’s receipt of notice of such determination, Pledgor shall be deemed in default only if it fails to pay or perform within ten (10) Business Days after agreeing to do so or after being ordered to do so by an arbitration ruling or a court of competent jurisdiction pursuant to a judgment, order or decree that becomes final and non-appealable; (ii) the unenforceability of the Secured Party’s security interest in the Collateral with the priority set forth herein for any reason whatsoever (other than as a result of Secured Party’s actions or inactions); or (iii) any material breach by Pledgor (of any of its obligations under this Agreement that is not cured within ten (10) Business Days after Pledgor’s receipt of Secured Party’s written notice thereof except that if the obligation is disputed in good faith by Pledgor by notice to the Secured Party by the tenth Business Day after Pledgor’s receipt of such notice of breach, then, with respect to the portion of such obligation that is disputed in good faith, Pledgor shall be deemed in default only if it fails to perform within ten (10) Business Days after being ordered to do so by an arbitration ruling or a court of competent jurisdiction pursuant to a judgment, order or decree that becomes final and non-appealable or after such dispute is otherwise resolved by the parties.

(c) “Follow-On Collateral” means assets (net of liabilities) having a fair market value measured as of the last day of the Lock-Up Period of not less than the sum of $20 million plus an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII of the Merger Agreement against any of the Advisor Companies (as defined in the Merger Agreement) before the end of the Follow-On Period, to the extent those claims remain unresolved or unpaid; the amount reasonably sufficient to cover such indemnity claims shall be equal to Secured Party’s good faith estimate of such amount as specified in a notice executed by Secured Party and delivered to Pledgor prior to the end of the Follow-On Period.

(d) “REIT Change in Control” means any of the following: (i) the consummation of a merger or consolidation of REIT with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization is owned by Persons who were not shareholders of REIT immediately prior to such merger, consolidation or reorganization; (ii) the sale, transfer or other disposition of all or substantially all of REIT’s assets; (iii) the dissolution, liquidation or winding up of REIT; or (iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of REIT representing more than fifty percent (50%) of the total voting power represented by REIT’s then outstanding voting securities. A listing of the REIT Common Shares on a national securities exchange shall not constitute a “REIT Change of Control.”

(e) “Remaining Collateral” means assets having a fair market value measured as of the last day of the Follow-On Period of not less than an amount sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against any of the Advisor Companies (assuming that the party asserting the claims prevails with respect to all such claims) before the end of the Follow-On Period to the extent those claims remain unresolved or unpaid; the amount reasonably sufficient to cover such indemnity claims shall be equal to Secured Party’s good faith estimate of such amount as specified in a notice executed by Secured Party and delivered to Custodian and Pledgor prior to the end of the Follow-On Period.

2.	Pledge of Collateral

(a) As additional security for the payment and performance by Pledgor of all of the Secured Obligations and all of its obligations under this Agreement, Pledgor hereby pledges, assigns and grants to the Secured Party a first-priority security interest in all of its right, title and interest in and to the Collateral (the “Pledge”).

(b) Pledgor agrees to take such actions and to execute, deliver and file such instruments and documents, including, without limitation, one or more financing statements, as Secured Party may reasonably request to perfect Secured Party’s interest in the Collateral pursuant to this Agreement and to cause Secured Party to have a good, valid and perfected first pledge of, lien on and security interest in the Collateral, free and clear of any mortgage, pledge, lien, security interest, hypothecation, assignment, charge, right, encumbrance or restriction (individually, “Encumbrance,” and collectively, “Encumbrances”), but subject to restrictions on resale imposed pursuant to applicable federal and state securities laws or pursuant to Section 5.21 of the Merger Agreement (the “Resale Restrictions”). Without limiting the generality of the foregoing, to the extent that the Follow-On Collateral or the Remaining Collateral includes any cash or cash equivalents, then Pledgor agrees to execute and deliver a control account agreement with respect to such cash or cash equivalents and to comply with the terms thereof. At any time following an Event of Default, any or all of the Pledged Shares or other securities included in the Collateral may, at the option of Secured Party exercised in accordance with Sections 3(b) and 5(c), be registered in the name of Secured Party or in the name of its nominee.

(c) Pledgor shall deliver to Custodian all certificates representing the Pledged Shares which do not constitute the Escrow Shares to be held in custody in an account with the Custodian pursuant to the Custody Agreement (the “Custodial Fund”) simultaneously with the execution of this Agreement and, if at any time the Collateral consists of additional securities, then Pledgor shall deliver to Escrow Agent, all certificates or other documents evidencing such securities relating to such Collateral within five (5) Business Days after Pledgor’s acquisition thereof. Furthermore, Pledgor shall deliver to the Custodial Fund all certificates or other documents representing or evidencing the Escrow Shares which are released during the Lock-Up Period by the Escrow Agent to Pledgor pursuant to the terms of the Escrow Agreement to the Custodian to be held in the Custodial Fund. All certificates delivered to Custodian pursuant to this Agreement shall be registered in the name of Pledgor (except as provided in Section 2(b)), duly endorsed in blank or accompanied by instruments of transfer, duly executed by Pledgor, undated and in blank, together with any documentary tax stamps and any other necessary documents.

3.	Rights of Pledgor with Respect to the Collateral

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral, subject to the terms hereof.

(ii) Pledgor shall be entitled to receive and retain (A) all regular periodic cash dividends or distributions payable on the Collateral, including dividends or distributions of income and dividend or distributions constituting returns of capital and (B) an amount equal to the federal and state taxes owed on any other cash dividend constituting a return of capital; provided, however, that all other dividends or distributions (including, without limitation, dividends payable in limited partnership interests), distributions in property and other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of REIT or stock dividend, and any and all cash and other property received in exchange for or redemption of any of the Collateral, shall be retained by Secured Party, or, if delivered to Pledgor, shall be held in trust for the benefit of Secured Party and forthwith delivered to Custodian within five (5) Business Days of the acquisition thereof and shall be considered as part of the Collateral, and shall be included in the Custodial Fund, for all purposes of this Agreement.

(iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend or distribution orders, and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise its voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a)(i) and/or to receive the dividends or distributions which Pledgor is authorized to receive and retain pursuant to Section 3(a)(ii), and Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party such instruments as may be reasonably required or may be reasonably requested by Secured Party to enable Secured Party to receive and retain the dividends or distributions, distributions in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 3(a)(ii).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a)(i) and/or to receive the dividends or distributions which Pledgor is authorized to receive and retain pursuant to Section 3(a)(ii) shall cease, at the option of Secured Party, on not less than ten (10) days’ written notice to Pledgor, and all such rights shall thereupon become vested in Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such dividends or distributions. In such case, Pledgor shall execute and deliver such documents as Secured

Party may request to enable Secured Party to exercise such rights and receive such dividends or distributions. In addition, Secured Party is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and during the continuance of an Event of Default, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends or distributions. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 3(b) shall be retained by Secured Party as part of the Collateral and shall be applied in accordance with the provisions hereof.

4.	Substitution of Collateral

Pledgor may at any time propose that Secured Party accept substitute collateral in lieu of any of Pledgor’s portion of the Follow-On Collateral or Remaining Collateral as may be specified in writing by Pledgor. If, in the sole judgment of Secured Party, such proposed substitute collateral (hereinafter referred to as “Replacement Assurance”) is satisfactory in form and substance to Secured Party and affords Secured Party protection at least equivalent to the protection afforded by Pledgor’s portion of such Follow-On Collateral or Remaining Collateral, then Pledgor and Secured Party shall cooperate, at Pledgor’s sole cost and expense, to effect the substitution of such Replacement Assurances for Pledgor’s portion of the Follow-On Collateral or Remaining Collateral, including (i) the preparation, execution, delivery and filing of such agreements and other documents as may be requested by Secured Party in order to create and perfect in favor of Secured Party a perfected first-priority security interest in the Replacement Assurance, and (ii) execution and delivery of such documents as may be necessary to release Secured Party’s security interest in such Follow-On Collateral or Remaining Collateral. This Section 4 shall only apply with respect to Follow-On Collateral and Remaining Collateral.

5.	Remedies of Default

(a) If at any time an Event of Default shall have occurred and be continuing, then, in addition to having the right to exercise any right or remedy of a secured party upon default under the Uniform Commercial Code as then in effect in any applicable jurisdiction and the right to exercise any right or remedy of Secured Party under the Merger Agreement or otherwise, Secured Party (or its nominee) shall, to the extent permitted by law, without being required to give any notice to Pledgor except as provided below:

(i) Apply any cash or cash equivalents held by Custodian or Secured Party hereunder in the manner provided in Section 5(f);

(ii) If there shall be no such cash or cash equivalents or if the cash or cash equivalents so applied shall be insufficient to pay in full the items specified in Sections 5(f)(i) and (ii), collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or sell, assign, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker’s board, on any securities exchange or at any of Secured Party places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind; and

(iii) Upon the occurrence of such an Event of Default, have the right, upon not less than twenty (20) days’ notice to Pledgor, to exercise any and all rights of exchange, subscription or any other rights, privileges or options pertaining to any Pledged Shares of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Secured Party, or upon the exercise by Secured Party of any right, privilege or option pertaining to any Pledged Shares included within the Collateral, and, in connection therewith, to deposit and deliver any or all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may determine.

(b) In the event of a sale as aforesaid, Secured Party is authorized to, at any such sale, if it deems it advisable to do so, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they meet such suitability standards as Secured

Party may deem appropriate, are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

(c) (i) Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and similar other legal restrictions, compliance with which would require such actions on the part of Pledgor, would entail such expenses, and would subject Secured Party, any underwriter through whom the Collateral may be sold and any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical or inadvisable. Accordingly, Pledgor hereby agrees that private sales made by Secured Party in good faith in accordance with the provisions of Sections 5(a) or (b) may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Collateral to be sold at public sale, a private sale being considered or deemed to be a sale in a commercially reasonable manner.

(ii) Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Pledgor not less than twenty (20) days’ written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of a sale through an electronic trading or quotation system, on a securities exchange, at one or more of Secured Party’s places of business or elsewhere, shall state the system, exchange or other location at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such location. Such notice, in case of a private sale, need state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification. Notwithstanding the foregoing, all sales of the Collateral shall be subject to applicable state and federal securities laws.

(iii) Any such sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(iv) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.

(v) It is expressly understood and agreed by Pledgor that Secured Party may proceed against all or any portion or portions of the Collateral and all other collateral securing the Secured Obligations in such order and at such time as Secured Party, in its sole discretion, sees fit, and Pledgor hereby expressly waives any rights under the doctrine of marshalling of assets.

(vi) Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

(d) Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Collateral, or any portion thereof in a manner consistent with this Agreement, under a judgment or decree of a court or courts of competent jurisdiction.

(e) Each of the rights, powers and remedies provided herein or now or hereafter existing at law or in equity or by statute or otherwise for the Secured Party shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy by the Secured Party shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies, including under the Merger Agreement, except there shall be no duplication of recovery. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances (except as otherwise provided herein).

(f) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid shall be applied by Secured Party in the following order:

(i) First, to the payment of all costs and expenses of every kind incurred by Secured Party in connection therewith or incidental to the care, safekeeping or otherwise of any of the Collateral, including, without limitation, reasonable fees and expenses of attorneys or other agents;

(ii) Second, to the payment of all other Secured Obligations; and

(iii) Finally, to the payment to Pledgor of any surplus then remaining from such proceeds unless otherwise required by law or directed by a court of competent jurisdiction (provided that any surplus then remaining from such proceeds shall continue to be Collateral subject to the terms of this Agreement to the extent such proceeds constitute Follow-On Collateral or Remaining Collateral).

(g) Upon or after an Event of Default, Secured Party may deliver written instructions executed by an authorized officer of Secured Party to Custodian instructing Custodian to release Collateral to Secured Party and take any actions necessary in connection therewith to the extent necessary to allow Secured Party to exercise its rights under this Section 5.

6.	Representations, Warranties and Covenants of Pledgor

(a) Pledgor represents, warrants and covenants to Secured Party that:

(i) Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has the full legal power and authority to own the Collateral.

(ii) Pledgor has all requisite capacity, power and authority, being under no legal restriction, limitation or disability, to own the Collateral.

(iii) Pledgor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the members of Pledgor. No other limited liability company proceedings on the part of Pledgor are necessary to authorize the consummation of the transactions contemplated hereby on behalf of Pledgor. This Agreement has been duly and validly executed and delivered by Pledgor and constitutes the valid and legally binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except that such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement or creditors’ rights generally and (B) general equitable principles. No consents, approvals, orders or authorizations of, or registration, declaration or filing with, any government or governmental agency is required by or with respect to Pledgor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(iv) Pledgor is the direct record and beneficial owner of each Pledged Share comprising a portion of the Collateral. Pledgor has and will have good, valid and marketable title to each component of the Collateral, free and clear of all Encumbrances other than the security interest created by this Agreement and the Resale Restrictions.

(v) The Collateral is and will be duly and validly pledged to Secured Party in accordance with law, and Secured Party has and will have a good, valid, and perfected first lien on and security interest in the Collateral.

(vi) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Pledgor, will (A) violate any constitution, statute, treaty, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Pledgor is subject or any provision of its articles of formation, limited liability company agreement or other organizational documents, as applicable, or (B) result in a violation or breach of, constitute a default (or an event which, with or without notice or passage of time or both, would constitute a default) under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Pledgor is a party or by which Pledgor is bound or to which any of its assets are subject.

(vii) There is no action, claim, suit, proceeding or investigation pending, or to the knowledge of Pledgor, threatened or reasonably anticipated, against or affecting Pledgor, this Agreement or the transactions contemplated hereby, before or by any court, arbitrator or governmental authority which might adversely affect Pledgor’s ability to perform its obligations under this Agreement or might adversely affect the value of the Collateral.

(b) Until all Secured Obligations have been irrevocably paid and / or performed in full to Secured Party, Pledgor hereby covenants that, unless Secured Party otherwise consents in advance in writing:

(i) Pledgor shall (A) at the request of Secured Party, execute, deliver and file any and all financing statements, continuation statements, instruments (of transfer and otherwise), and other documents necessary or desirable, in Secured Party’s opinion, to create, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Secured Party and Secured Party’s lien on and security interest in the Collateral and the first priority thereof, (B) maintain or cause to be maintained at all times the pledge of the Collateral to Secured Party and Secured Party’s lien on and security interest in the Collateral and the first priority thereof, and (C) defend the Collateral and Secured Party’s lien on and security interest therein and the first priority thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, and pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with such defense.

(ii) Other than with respect to rights granted to employees of Advisor Companies to receive Collateral after and only if such Collateral has been released from this Agreement, Pledgor shall not sell, transfer, pledge, assign or otherwise dispose of any of the Collateral or any interest therein (and the inclusion in “Collateral” of proceeds shall not be an authorization of any such sale, transfer, pledge, assignment or other disposal), and Pledgor shall not create, incur, assume or suffer to exist any Encumbrance with respect to the Collateral or any interest therein (except pursuant hereto).

(iii) Pledgor shall not take any action in connection with the Collateral or otherwise which would impair the value of the interests or rights of Pledgor therein or which would impair the interests or rights of Secured Party therein or with respect thereto.

(iv) Pledgor shall not change its name, type of organization, jurisdiction of organization or principal address without first (A) providing at least ten (10) days’ advance notice to Secured Party and (B) taking such actions as may be requested by Secured Party for the purpose of ensuring the continued effectiveness, perfection and priority of the Pledge.

7.	Responsibilities of Secured Parties in Possession of the Collateral

(a) Secured Party shall have no duty with respect to the Collateral in its possession other than the duty to use reasonable care in the custody and preservation of the Collateral.

(b) Secured Party shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Secured Party in good faith believes to be genuine.

8.	Partial and Complete Return of Collateral; Termination

(a) On the first Business Day following the last day of the Lock-Up Period, Secured Party shall return or shall instruct Custodian to return to Pledgor all Collateral which exceeds an amount equal to the Follow-On Collateral, and Secured Party shall release its security interest in such returned Collateral.

(b) On the first Business Day following the last day of the Follow-On Period, Secured Party shall return or shall instruct Custodian to return to Pledgor all Collateral which exceeds an amount equal to the Remaining Collateral, and Secured Party shall release its security interest in such returned Collateral.

(c) On the first Business Day following expiration of both applicable periods in Sections 8(a) and 8(b) and promptly after the final resolution of all claims asserted by Secured Party prior to the expiration of the Follow-On Period and the irrevocable payment in full to Secured Party of all Secured Obligations, Secured Party shall return or shall instruct Custodian to return to Pledgor all remaining Collateral, and Secured Party shall release its security interest in such Collateral.

(d) The Remaining Collateral and any Follow-On Collateral that causes the aggregate value of the Follow-On Collateral to exceed $20 million are sometimes referred to herein as the “Hold-Over Collateral.” The Hold-Over Collateral is in all instances held in respect of, and therefore is allocable to, disputes over indemnity claims under the Merger Agreement that remain unresolved as of the expiration of the Lock-Up Period or the Follow-On Period, as applicable. Upon the final resolution in accordance with the Merger Agreement of the dispute or disputes in respect of which the Hold-Over Collateral was required to be held, Custodian shall deliver to Secured Party such amount as specified in either (i) joint written instructions executed by an authorized officer of each of Pledgor and Secured Party or (ii) by order of an arbitration ruling or a court of competent jurisdiction pursuant to a judgment, order or decree that becomes final and nonappealable. To the extent the resolution of the dispute requires a payment to Secured Party of less than the amount of the Hold-Over Collateral that was allocated to that dispute, Pledgor and Secured Party shall deliver joint written instructions executed by an authorized officer of each of Pledgor and Secured Party to Custodian instructing Custodian to release the remainder of the Hold-Over Collateral allocated to that dispute to Pledgor and Secured Party shall release its security interest in such Collateral.

(e) In the event of a REIT Change of Control, (i) Secured Party shall promptly return to Pledgor all remaining Collateral, and Secured Party shall release its security interest in such Collateral and (ii) Secured Party and Pledgor shall deliver joint written instructions executed by an authorized officer of each of Pledgor and Secured Party to Custodian instructing Custodian to return to Pledgor all remaining Collateral, and Secured Party shall release its security interest in such Collateral.

(f) Secured Party shall not be deemed to have made any representation or warranty with respect to any Collateral returned to Pledgor, except that such Collateral is free and clear, on the date of such return, of any and all liens, charges and encumbrances arising from Secured Party’s own acts.

(g) In determining the fair market value of the Collateral, the Follow-On Collateral or the Remaining Collateral (including, without limitation, any Hold-Over Collateral), the per share value of any REIT Common Shares constituting such Collateral as of a particular date shall be determined as follows: (i) if the REIT Common Shares are traded on a national securities exchange, then the average closing or last sale price per share, as applicable, for the twenty (20) trading days immediately preceding (but excluding) such date; (ii) if the REIT Common Shares are quoted on NASDAQ, the average of the high bid and low asked prices for the twenty (20)

trading days immediately preceding (but excluding) such date; or (iii) if there is no public trading market for the REIT Common Shares, then the value of the REIT Common Shares as of such date shall be the net asset value of the REIT Common Shares based on the most recent net asset valuation of REIT.

9.	Rights of Secured Party

All rights which may be exercised by the Secured Party hereunder may be exercised by any of REIT, REIT Sub, REIT GS Sub or their respective successors or assigns.

10.	Additional Actions and Documents

Pledgor hereby agrees to take or cause to be taken such further actions (including, without limitation, the delivery of certificates for all certificated securities now or hereafter comprising part of the Collateral), to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or desirable, in the reasonable opinion of Secured Party, in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the occurrence of an Event of Default.

11.	Survival

It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Pledgor herein shall survive the execution and delivery of this Agreement.

12.	Entire Agreement

This Agreement and the Merger Agreement and the exhibits and schedules thereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the Merger Agreement and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

13.	Notices

All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to Pledgor:

Wells Advisory Services I, LLC
6200 The Corners Parkway
Norcross, GA 30092
Attention:	Doug Williams
Facsimile:	(770) 243-8286

With a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, GA 30309
Attention:	William B. Fryer
Facsimile:	(404) 572-5131

If to any Secured Party:

Wells Real Estate Investment Trust, Inc.
6200 The Corners Parkway
Norcross, GA 30092
Attention:	Donald A. Miller
Facsimile:	(770) 243-8540

With a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attention:	Edward J. Hardin
Facsimile:	(404) 525-2224

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by nationally recognized air courier or (iii) upon confirmation of transmission, if sent by facsimile (provided that any notice given by facsimile shall also be sent by registered or certified mail or nationally recognized air courier). Any party may give written notice of a change of address in accordance with the provisions of this Section 13 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

14.	Amendment and Waivers

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

15.	Succession and Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Pledgor.

16.	Severability

Any term or provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

18.	Pronouns

All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

19.	Headings

The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

20.	Specific Performance

The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance of the terms hereof. Accordingly, it is agreed that in addition to any other remedy to which a non-breaching party may be entitled, a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof in any court located in the State of Georgia and having subject matter jurisdiction thereof.

21.	Arbitration

Except as specifically provided for in this Agreement relating to injunctive relief, any dispute under this Agreement shall be subject to arbitration as set forth in Section 10.9 of the Merger Agreement.

22.	Interpretation

The parties hereto acknowledge and agree that (1) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (2) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (3) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

23.	Counterparts; Facsimile Signatures

This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument. Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered, a facsimile signature shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

PLEDGOR:

WELLS ADVISORY SERVICES I, LLC

By:	Wells Management Company, Inc.
Its:	Manager

By:	/s/ Leo F. Wells, III
Name:	Leo F. Wells, III
Title:	President

SECURED PARTY:

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Donald A. Miller
Name:	Donald A. Miller, CFA
Title:	Chief Executive Officer and President

WRT ACQUISITION COMPANY, LLC

By:	Wells Real Estate Investment Trust, Inc.
Its:	Sole Member

By:	/s/ Donald A. Miller
Name:	Donald A. Miller, CFA
Title:	Chief Executive Officer and President

WGS ACQUISITION COMPANY, LLC

By:	/s/ Robert E. Bowers
Name:	Robert E. Bowers
Title:	Vice President